                                  EXHIBIT 3.2

                            EUFAULA BANCCORP, INC.

                                    BYLAWS

                  (Amended and Restated as of March 18, 1998)

                               Table of Contents

                                                                            Page
                                                                            ----
ARTICLE I.     OFFICES                                                         1
               Section 1.   Registered office
               Section 2.   Other Offices

ARTICLE II.    SHAREHOLDERS' MEETINGS                                          1
               Section 1.   Meetings, where Held
               Section 2.   Annual Meeting
               Section 3.   Special Meetings
               Section 4.   Notice of meetings
               Section 5.   Waiver of Notice
               Section 6.   Quorum, Voting and Proxy

ARTICLE III.  DIRECTORS                                                        2
               Section 1.   Powers
               Section 2.   Number, Election and Tenure
               Section 3.   Newly Created Directors or vacancies
               Section 4.   Meetings
               Section 5.   Notice and Waiver; Quorum
               Section 6.   No Meeting Necessary, When
               Section 7.   Voting
               Section 8.   Dividends
               Section 9.   Committees
               Section 10.  Officers, Salaries and Bonds
               Section 11.  Compensation of Directors

ARTICLE IV.    OFFICERS                                                        5
               Section 1.   Selection
               Section 2.   Removal, Vacancies
               Section 3.   Chairman of the Board
               Section 4.   President
               Section 5.   Vice President
               Section 6.   Secretary

               Section 7.   Treasurer

ARTICLE V.  CONTRACTS, ETC.                                                   7
               Section 1.   Contracts, Deeds and Loans
               Section 2.   Proxies

ARTICLE VI.    CHECKS AND DRAFTS                                              7

ARTICLE VII.   STOCK                                                          7
               Section 1.   Certificates of Stock
               Section 2.   Stock Records
               Section 3.   Transfer of Stock
               Section 4.   Dividend Record Date
               Section 5.   Lost Certificates
               Section 6.   Replacement of Mutilated
                                Certificates

ARTICLE VIII.  INDEMNIFICATION OF OFFICERS, DIRECTORS,                        8
                  EMPLOYEES AND AGENTS

ARTICLE IX.    REIMBURSEMENT BY CORPORATE EMPLOYEES                           8

ARTICLE X.     AMENDMENT                                                      9

                                    BYLAWS

                  (Amended and Restated as of March 18, 1998)

                                      OF

                            EUFAULA BANCCORP, INC.


                              ARTICLE I. OFFICES
                              ------------------

Section 1.     Registered Office.  The registered office of the corporation
---------      -----------------
shall be in the City of Wilmington, Court of New Castle, State of Delaware.

Section 2.     Other Offices.  The principal place of business is Eufaula,
---------      -------------
Alabama. Other offices and places of business may be established at any time by the Board of Directors at any place or places where the Board may from time to time determine or the business of the Corporation may require, whether within or without the State of Delaware.

                      ARTICLE II. SHAREHOLDERS' MEETINGS
                      ----------------------------------

Section 1.     Meetings, Where Held.  All meetings of the shareholders of the
---------      --------------------
corporation, whether an annual meeting or a special meeting, shall be held in the City of Eufaula, State of Alabama, or at any place in the United States, within or without the State of Delaware, as determined by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.     Annual Meeting.  The annual meeting of the shareholders of the
---------      --------------
corporation shall be held on the third Wednesday in May of each year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday.

Section 3.     Special Meetings.  A special meeting of the shareholders, for any
---------      ----------------
purpose or purposes whatsoever, may be called at any time only by a majority of the Board of Directors. Such a call for a special meeting must state the purpose of the meeting.

Section 4.     Notice of Meetings.  Unless waived, written notice of each annual
---------      ------------------
meeting and of each special meeting of the shareholders shall be given to each shareholder of record entitled to vote, either personally or by first class mail (postage prepaid) addressed to such shareholder at his last known address, not less than 10 days nor more than 50 days prior to said meeting. Such written notice shall specify the place, day and hour of the meeting; and in the case of a special meeting, it shall specify also the purpose or purposes for which the meeting is called.

Section 5.     Waiver of Notice.  Notice of any annual or special meeting may be
---------      ----------------
waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

Section 6.     Quorum, Voting and Proxy.  Shareholders representing a majority
---------      ------------------------
of the common stock issued and outstanding shall constitute a quorum at a shareholders' meeting. Any shareholder may be represented and vote at any shareholders' meeting by written proxy filed with the Secretary of the corporation on or before the date of such meeting; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy. Each common shareholder shall be entitled to one vote for each share of common stock owned. When a quorum is present at any meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.


                            ARTICLE III. DIRECTORS
                            ----------------------

Section 1.     Powers.  The business of the corporation shall be managed by its
---------      ------
Board of Directors. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Certificate of Incorporation, these bylaws, any valid Shareholders' Agreement, and such policies and directions as may be prescribed from time to time by the shareholders.

Section 2.     Number, Election and Tenure.  The number of directors of the
---------      ---------------------------
corporation, the manner of their election and their terms of office shall be determined as provided in the Certificate of Incorporation. In such elections, the persons having a plurality of votes shall be elected. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors, and nominations for the election of directors made by stockholders shall be made in the manner and with the effect provided in the Certificate of Incorporation. Notice of nominations which are proposed by the Board of Directors shall be given or caused to be given by the Chairman of the Board on behalf of the Board of Directors.

Section 3.     Newly Created Directors or Vacancies.  Subject to the rights of
---------      ------------------------------------
the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or in any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office until the annual meeting of stockholders of the Corporation at which the term of the class of directors to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held as provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

Section 4.     Meetings.  The annual meeting of the Board of Directors shall be
---------      --------
held without notice immediately following the annual meeting of the shareholders, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the President or by the President or Secretary on the written request of two directors. Directors or committees of Directors may participate in meetings by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear all other persons participating in the meeting.

Section 5.     Notice and Waiver; Quorum.  Notice of any special meeting of the
---------      -------------------------
Board of Directors shall be given to each director personally or by mail, telegram, facsimile or cablegram addressed to him at his last known address, at least one day prior to the meeting. Such notice may be waived, either before or after the meeting, and the attendance of a director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of such meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any Directors' meeting.

Section 6.     No Meeting Necessary, When.  Any action required by law or
---------      --------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or committee and shall be filed with the Secretary and recorded in the minute book of the corporation, or filed with the minutes or proceedings of the committee.

Section 7.     Voting.  At all meetings of the Board of Directors each director
---------      ------
shall have one vote and, except as otherwise provided herein, by law, or by the Certificate of Incorporation, all questions shall be determined by a majority vote of the directors present.

Section 8.     Dividends.  The Board of Directors may declare dividends payable
---------      ---------
in cash or other property out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year, or out of the unreserved and unrestricted earned surplus of the corporation, as they may deem expedient.

Section 9.    Committees.
---------     ----------

          (a) The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of three or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a director.

          (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders or (2) adopting, amending or repealing any bylaw of the Corporation.

          (c) The Executive Committee shall meet from time to time on call of the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

          (d) The Executive Committee shall act by majority vote of its members.

          (e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

          (f) The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional Committees, each committee to consist of three or more of the directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the power denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

          (g) The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

Section 10.  Officers, Salaries and Bonds.  The Board of Directors shall elect
----------   ----------------------------
all officers of the corporation and fix their compensation. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion, require bonds from either or all of the officers and employees of the corporation for the faithful performance of their duties and good conduct while in office.

Section 11.  Compensation of Directors.  The directors may be paid their
----------   -------------------------
expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             ARTICLE IV. OFFICERS
                             --------------------

Section 1.   Selection.  The Board of Directors at each annual meeting shall
---------    ---------
elect or appoint a President (who shall be a director), a Secretary and a Treasurer, each to serve for the ensuing year and until a successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board and/or one or more Vice Presidents and, also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices except that the President shall not also serve as the Secretary.

Section 2.   Removal, Vacancies.  Any officers of the corporation may be removed
---------    ------------------
from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.   Chairman of the Board.  The Chairman of the Board of Directors,
---------    ---------------------
when and if elected, shall whenever present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board of Directors shall have all the powers of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the corporation and the acts and conduct of all the officers of the corporation and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

Section 4.     President.  The President shall be the chief executive officer of
---------      ---------
the Corporation. If there be no Chairman of the Board elected, or in his absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The immediate supervision of the affairs of the corporation shall be vested in the President. It shall be his duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of Directors fully advised of the affairs and condition of the corporation, and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employees and agents of the corporation other than officers, and any person thus hired shall be removable at his pleasure.

Section 5.     Vice President.  Any Vice President of the corporation may be
---------      --------------
designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability or absence of said President or the failure of said President to act for any reason, and when so designated, such Vice President shall exercise all powers of the President in accordance with such designation. The Vice Presidents shall have such duties as may be required of, or assigned to, them by the Board of Directors or the President.

Section 6.     Secretary.  It shall be the duty of the Secretary to keep a
---------      ---------
record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and directors of meetings as provided by these bylaws; and to perform such other duties as may be prescribed by the President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the President, Secretary or Board of Directors.

Section 7.     Treasurer.  The Treasurer shall keep, or cause to be kept, the
---------      ---------
financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the President and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the President or Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the President, Treasurer or Board of Directors.

                          ARTICLE V. CONTRACTS, ETC.
                          --------------------------

Section 1.     Contracts, Deeds and Loans.  All contracts, deeds, mortgages,
---------      --------------------------
pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the President or by such other officers or agents as the Board of

Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.     Proxies.  The President shall have full power and authority, on
---------      -------
behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bondholders or other security holders of any corporation, trust or association in which this corporation may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by him. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                         ARTICLE VI. CHECKS AND DRAFTS
                         -----------------------------

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

                              ARTICLE VII. STOCK
                              ------------------

Section 1.     Certificates of Stock.  Certificates of stock in the corporation
---------      ---------------------
shall be issued with the seal of the corporation affixed, and shall be signed by the President or a Vice President, and by the Secretary or Assistant Secretary.

Section 2.     Stock Records.  A stock register shall be kept by the Secretary
---------      -------------
which shall accurately record the issuance of each certificate of stock, the date of such issuance, the name and post office address of the person, firm, or corporation to whom issued, and the transfer of any shares represented thereby.

Section 3.     Transfer of Stock.  The stock of the corporation shall be
---------      -----------------
transferred only by surrender of the certificate and transfer on the books of the corporation.

Section 4.     Dividend Record Date.  Shareholders eligible to receive dividends
---------      --------------------
declared by the Board of Directors shall be those of record on the books of the corporation at the close of the 15th day prior to the date fixed for the payment of such dividend, unless the Board by resolution shall fix some other date for determining such eligibility.

Section 5.     Lost Certificates.  Where a person to whom a certificate of stock
---------      -----------------
has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner's compliance with the following conditions, to-wit: (a) He shall file with the Secretary of the corporation his request for the issuance of a new certificate, with an affidavit setting forth the time, place and circumstances of the loss;
(b) He shall also file with the Secretary his unconditional obligation in writing (or, at the corporation's option, a bond with good and sufficient security), acceptable to the corporation, to indemnify and save harmless the corporation from any and all damage, liability and expense of every nature whatsoever resulting from the corporation's issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Chairman of the Board, the President or the Board of Directors shall deem appropriate under the circumstances.

Section 6.     Replacement of Mutilated Certificates.  A new certificate may be
---------      -------------------------------------
issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary to duly identify the defaced or mutilated certificate and to protect the corporation against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 5 of this Article.

                  ARTICLE VIII. INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS
                    --------------------------------------

To the extent permitted by the General Corporation Law of Delaware, the corporation shall fully indemnify and otherwise protect its officers, directors, employees and agents.

               ARTICLE IX. REIMBURSEMENT BY CORPORATE EMPLOYEES
               ------------------------------------------------

Any payments made to an employee of the corporation in the form of a salary or bonus payable which shall be disallowed, in whole or in part, as a deductible expense to the corporation for federal or state income tax purposes by the Internal Revenue Service, or by the state revenue department or collector of revenue, shall be reimbursed by such employee to the corporation to the full extent of such disallowance within six (6) months after the date on which the corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the corporation to enforce payment to the corporation by any such employee for the amount disallowed. The corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by the state revenue department or collector of revenue, and the amount required to be reimbursed by such employee shall be the amount, as finally determined by Agreement or otherwise, which is actually disallowed as a deduction. In lieu of payments to the corporation by any such employee, the Board of Directors may, in the discretion of the Board, withhold amounts from such employee's future compensation payments until the amount owed to the corporation has been fully recovered.

                             ARTICLE X. AMENDMENT
                             --------------------

All bylaws of this corporation may be altered, amended or added to by a majority of the stock present and voting therefor at a shareholders' meeting or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all of the directors then holding office at any meeting of the Board of Directors.